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                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated March 9, 1994, except as to Note 2 which is as of March 31, 1994, relating to the balance sheet of Reeves Holdings, Inc. and February 11, 1994, except as to Note 16 which is as of March 31, 1994, relating to the financial statements of Reeves Industries, Inc., which appear in such Prospectus. We also consent to the application of such reports to the Financial Statement Schedules for the three years ended December 31, 1993 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our reports. The audits referred to in such reports also included these schedules. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Financial Data."



PRICE WATERHOUSE

Atlanta, Georgia
June 9, 1994